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                                                                    Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plant and Allegheny Technologies Retirement Savings Plan of our report dated May 24, 2002 with respect to the financial statements and supplemental schedules of the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plant and Allegheny Technologies Retirement Savings Plan and in the Registration Statement (Form S-8 No. 333-10227) pertaining to The 401(k) Plan of our report dated May 24, 2002 with respect to the financial statements and supplemental schedule of The 401(k) Plan, all of which are included in the Annual Report on Form 10K/A (Amendment No. 1) for the year ended December 31, 2001.

                                                          /s/ Ernst & Young LLP




Pittsburgh, Pennsylvania
June 28, 2002